EXHIBIT 5.1

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34 th  Floor

New York, NY 10158

May 12, 2014

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Blue Earth, Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale of up to 4,517,500 Class A Common Stock purchase warrants (“Warrants”) and, an aggregate of 32,311,015 shares of Common Stock $.001 par value per share (the “Common Stock”) pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”)  filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on this date.

The Warrant Shares being registered under the Registration Statement consist of: (i) an aggregate of 4,517,500 shares issuable upon the exercise of Class A Warrants issued to participants in the Series C Preferred Offering; (ii) 57,500 shares issuable upon exercise of placement agent warrants issued in the Company’s 2009 private placement; (iii) 27,000 shares issuable upon exercise of placement agent warrants issued in the Company’s 2012 Series A, B and C Preferred Stock offerings; (iv)  6,000,000 shares issuable upon exercise of management warrants issued in May 2013 pursuant to employment and consulting contracts; (v) 2,650,000 shares issuable upon exercise of warrants issued to the Company’s Chairman of the Board in November and December 2012 and April 2013 in connection with financing transactions; (vi) 400,000 shares issuable upon exercise of warrants issued to four consultants and/or their designees in July and December 2012 and 10,000 shares issuable upon exercise of warrants issued to a consultant in May 2012; (vii) 3,250,000 shares issuable upon exercise of warrants issued to the Company’s CEO and Vice President in 2010 and April 2013, in place of warrants exercised and/or sold by them; (viii) 1,400,000 shares issuable upon exercise of warrants issued to Company’s CEO and Vice President and their assignees in connection with August 2013 extensions of their employment contracts; (ix) 650,000 shares issuable upon exercise of warrants issued to the former owners of Xnergy, Inc., (x) 10,000 shares issuable upon exercise of warrants issued in May 2012 to a consultant exercisable at $1.32 per share; and (xi) 57,500 shares issuable upon exercise of warrants issues in our 2009 Private Placement exercisable at $1.25 per share.

The Registration Statement includes 7,400,000 shares of Common Stock issued and/or issuable upon conversion of Series C Preferred Stock consisting of 2,791,000 shares of Common Stock previously issued upon conversion of Series C Preferred Stock and 4,609,000 shares issuable upon conversion of Series C Preferred Stock; plus 888,000 dividend shares, consisting of 334,920 dividend shares previously issued and 553,080 dividend shares issuable upon conversion of Series C Preferred Stock issued in the 2013 Preferred Stock Offering.  The Registration Statement also includes an aggregate of 4,777,375 restricted shares of Common Stock issued and outstanding, in addition to those issued upon conversion of Series C Preferred Stock. All of these shares of our Common Stock, however, not the options or warrants (except where noted) are being offered for sale by the Selling Stockholders.

This opinion letter (the “Opinion Letter”) is being rendered in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter. We have examined the following (collectively, the “Documents”):

(a)

The Company’s Certificate of Incorporation, filed as Exhibit 3.1 to this Registration Statement, as amended;

(b)

The Company’s By-Laws, filed as Exhibit 3.3 to this Registration Statement;

(c)

The Company’s Specimen Certificate for the Common Stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for December 31, 2010;

(d)

The Company’s Form of Series A Warrant issued in the 2013 Preferred Stock Offering, filed as an exhibit to the Current Report on Form 8-K/A filed on September 29, 2011;

(e)

The Company’s Form of Placement Agent Warrants issued in the 2011, 2012 and 2013 Preferred Stock Offering and 2009 private placement;

(f)

The Company’s Form of May 2013 Management Warrant;

(g)

The Company’s Warrant issued in November and December 2012 in connection with financing transactions by its Chairman of the Board;

(h)

The Company’s Form of consultant warrant issued in July and December 2012;

(i)

The Company’s Form of replacement warrant issued in April 2013 to management.

(j)

The Company’s form of performance warrants.

(k)

The Company’s form of warrant issued to the former owners of Xnergy, Inc.

(l)

The Certificate of Designations and Preferences for Series C Preferred Stock filed with the Secretary of State of Nevada on April 2, 2013, as amended on May 23, 2013, June 12, 2013 and June 26, 2013.

(m)

The Company’s corporate minutes books or other records pertaining to the proceedings of the stockholders and directors of the Company; and

(n)

The Company’s stock and warrant transfer ledgers and records.

The opinions expressed herein are based upon (i) our review of the Documents, (ii) discussions with Dr. Johnny R. Thomas, President and Chief Executive Officer with respect to the Documents (as defined below), (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of public sources of law as we have deemed necessary.

The opinions expressed herein are limited to the laws of the State of New York, the general corporate laws of the State of Nevada, and Federal law of the United States of America, including the statutory provisions, and applicable provisions of the Nevada Constitution, Nevada Revised Statutes, and the reported judicial decisions interpreting those laws and to Federal law of the United States of America currently in effect.

Based upon and subject to the foregoing, we are of the opinion that:

The Warrants and Warrant Shares have been duly authorized, and upon the exercise and payment of the Warrants as described in the Registration Statement, the Warrant Shares will be lawfully and validly issued, fully paid and non-assessable.  The Company is validly existing, has the power to create the Warrants and has taken the required steps to authorize entering into the Warrants under the laws of Nevada.  Accordingly, the Warrants are binding obligations under the laws of the jurisdictions governing the Warrants.

The shares of Common Stock underlying the Preferred Stock have been duly authorized and upon the conversion of the Preferred Stock as described in the Registration Statement, the underlying Common Stock will be lawfully and validity issued, fully paid and non-assessable.

We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours,

DAVIDOFF HUTCHER & CITRON LLP

/s/Elliot H. Lutzker

Elliot H. Lutzker, Partner

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